Home Office: 151 Farmington Ave.
                           Hartford, Connecticut 06156
                                 (800) 525-4225

             Aetna Life Insurance and Annuity Company, herein called Aetna, agrees to pay the benefits stated in this Contract.

Specifications
--------------------------------------------------------------------------------
Plan
     Marathon Plus
--------------------------------------------------------------------------------
Type of Plan
     Flexible Premium Account
--------------------------------------------------------------------------------
Contract Holder
     E. G. Anybroker
--------------------------------------------------------------------------------
Contract No.
     Specimen
--------------------------------------------------------------------------------
Effective Date
     September 1, 1993
--------------------------------------------------------------------------------
This Contract is Delivered in Your State                 and is Subject to the
Laws of that Jurisdiction

THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND IV.

Right To Cancel
-------------------------------------------------------------------------------
The Contract Holder may cancel this Contract within 20 days of receiving it, by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid plus any increase or minus any decrease in the current value of any funds allocated to the Separate Accounts.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.


      /s/ G. G. Benanav                           /s/ George N. Gingold
          Gary G. Benanav                             George N. Gingold
          President                                   Secretary

G-CDA-IC (NQ)

             Group Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

Specifications

--------------------------------------------------------------------------------
Guaranteed              There is a guaranteed interest rate for Purchase
Interest Rate           Payment(s) held in the MG Account. (See Contract
                        Schedule I).
--------------------------------------------------------------------------------
Deductions from the     There will be deductions for mortality and expense risks
Separate Account        and administrative fees. (See Contract Schedule I and
                        II).
--------------------------------------------------------------------------------
Deduction from          Purchase Payment(s) are subject to a deduction for
Purchase Payment(s)     premium taxes, if any. (See 3.01.)

--------------------------------------------------------------------------------
Surrender Fee           There will be a charge deducted upon surrender. (See
                        Contract Schedule I).

This Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

                               Contract Schedule I
                               Accumulation Period

Separate Account
--------------------------------------------------------------------------------

Separate Account:          Variable Annuity Account B

Charges to Separate        A daily charge is deducted from any portion of the
Account:                   Current Value allocated to the Separate Account. The
                           deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                           Administrative Charge      0.15%
                           Mortality Risk Charge      0.35%
                           Expense Risk Charge        0.90%
                                                      -----
                           Total Separate Account
                           Charges                    1.40%

Marathon Guaranteed Account (MG Account)
--------------------------------------------------------------------------------

                           Minimum Guaranteed Interest Rate (effective annual rate of return): 3.0%.

Separate Account and MG Account
--------------------------------------------------------------------------------

Transfers:                 An unlimited number of Transfers may be made during
                           the Accumulation Period. Aetna allows 12 free
                           Transfers in any calendar year. Thereafter, Aetna reserves the right to charge $10 for each subsequent
                           Transfer.

Maintenance Fee:           The annual Maintenance Fee is $30. If the Account's
                           Current Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance
                           Fee is $0.

                              Contract Schedule II
                                 Annuity Period

Separate Account
--------------------------------------------------------------------------------

Charges to Separate        A daily charge at an annual effective rate of 1.25%
Account:                   for Annuity mortality and expense risks. The
                           administrative charge is established upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity Assumed   If a Variable Annuity is chosen, an assumed annual
Annual Net Return Rate:    net return rate of 5.0% may be elected. If 5.0% is
                           not elected, Aetna will use an assumed annual net return rate of 3.5%.

                           The assumed annual net return rate factor for 3.5% per year is 0.9999058.

                           The assumed annual net return rate factor for 5.0% per year is 0.9998663.

                           If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                           (a) 4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

                           (b) 6.25% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Fixed Annuity
-------------------------------------------------------------------------------

                           Minimum Guaranteed Interest Rate (effective annual rate of return): 3.0%


See 1. GENERAL DEFINITIONS for explanations.

                                TABLE OF CONTENTS

                                                                          Page
I.  GENERAL DEFINITIONS

      1.01    Account.........................................................8
      1.02    Accumulation Period.............................................8
      1.03    Adjusted Current Value..........................................8
      1.04    Annuitant.......................................................8
      1.05    Annuity.........................................................8
      1.06    Beneficiary.....................................................8
      1.07    Certificate Holder..............................................8
      1.08    Code............................................................8
      1.09    Contract........................................................8
      1.10    Contract Holder.................................................9
      1.11    Current Value...................................................9
      1.12    Deposit Period..................................................9
      1.13    Fixed Annuity...................................................9
      1.14    Fund(s).........................................................9
      1.15    General Account.................................................9
      1.16    Guaranteed Rates - MG Account..................................10
      1.17    Guaranteed Term................................................10
      1.18    Guaranteed Term(s) Groups......................................10
      1.19    Maintenance Fee................................................10
      1.20    Marathon Guaranteed Account (MG Account).......................11
      1.21    Market Value Adjustment (MVA)..................................11
      1.22    Matured Term Value.............................................11
      1.23    Matured Term Value Transfer....................................11
      1.24    Maturity Date..................................................11
      1.25    Net Purchase Payment(s)........................................11
      1.26    Nonunitized Separate Account...................................11
      1.27    Purchase Payment(s)............................................11
      1.28    Reinvestment...................................................12
      1.29    Separate Account...............................................12
      1.30    Surrender Value................................................12
      1.31    Transfers......................................................12
      1.32    Valuation Period (Period)......................................12
      1.33    Variable Annuity...............................................12

II.  GENERAL PROVISIONS

      2.01    Change of Contract.............................................13
      2.02    Change of Fund(s)..............................................14
      2.03    Nonparticipating Contract......................................14
      2.04    Payments and Elections.........................................15
      2.05    State Laws.....................................................15
      2.06    Control of Contract............................................15
      2.07    Designation of Beneficiary.....................................16
      2.08    Misstatements and Adjustments..................................16
      2.09    Incontestability...............................................16
      2.10    Grace Period...................................................16
      2.11    Individual Certificates........................................16

III.  PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS

      3.01    Net Purchase Payment............................................16
      3.02    Certificate Holder's Account....................................17
      3.03    Fund(s) Record Units -- Separate Account........................17
      3.04    Net Return Factor(s) -- Separate Account........................17
      3.05    Fund Record Unit Value -- Separate Account......................18
      3.06    Market Value Adjustment.........................................18
      3.07    Transfer of Current Value from the Funds or MG Account..........20
      3.08    Notice to the Certificate Holder................................21
      3.09    Loans...........................................................21
      3.10    Systematic Withdrawal Option (SWO)..............................21
      3.11    Death Benefit Amount............................................23
      3.12    Death Benefit Options available to Beneficiary..................24
      3.13    Liquidation of Surrender Value..................................26
      3.14    Surrender Fee...................................................26
      3.15    Payment of Surrender Value......................................27
      3.16    Reinstatement...................................................27
      3.17    Payment of Adjusted Current Value...............................28

IV.  ANNUITY PROVISIONS

      4.01    Choices to be Made..............................................28
      4.02    Terms of Annuity Options........................................29
      4.03    Death of Annuitant/Beneficiary..................................31
      4.04    Fund(s) Annuity Units -- Separate Account.......................32
      4.05    Fund(s) Annuity Unit Value -- Separate Account..................32
      4.06    Annuity Net Return Factor(s) -- Separate Account................33
      4.07    Annuity Options.................................................34

I.  GENERAL DEFINITIONS
--------------------------------------------------------------------------------

1.01 Account:              A record established for each Certificate Holder to
                           maintain the value of all Net Purchase Payments held on his/her behalf during the Accumulation Period.

1.02 Accumulation          The period during which the Net Purchase Payment(s)
     Period:               are applied to an Account to provide future Annuity
                           payment(s).

1.03 Adjusted              The Current Value of an Account plus or minus any
     Current Value:        aggregate MG Account MVA, if applicable. (See 1.21)

1.04 Annuitant:            The person whose life is measured for purposes of the
                           guaranteed death benefit and the duration of Annuity payments under this Contract.

1.05 Annuity:              Payment of an income:

                           (a) For the life of one or two persons; (b) For a stated period; or (c) For some combination of (a) and
                           (b).

1.06 Beneficiary:          The individual or estate entitled to receive any
                           payment from the Account upon the death of the Annuitant.

1.07 Certificate           A person who purchases an interest in this Contract
     Holder:               as evidenced by a certificate. A Certificate Holder
                           cannot be a nonnatural person (i.e. a trustee for a trust, an executor or administrator for an estate, or an incorporated or unincorporated business).

1.08 Code:                 The Internal Revenue Code of 1986, as it may be
                           amended from time to time.

1.09 Contract:             This agreement between Aetna and the Contract Holder.

1.10 Contract Holder:      The entity to which the Contract is issued. The
                           Contract is offered to:

                           (a)     National Association of Securities
                                   Dealers, Inc. ("NASD") member
                                   broker-dealers selected by Aetna, who
                                   have a minimum net capital of $250,000
                                   or more, including broker-dealer
                                   subsidiaries of banks and savings and
                                   loan associations;

                           (b) Employers who sponsor nonqualified benefit plans for their employees (exempt from ERISA Title I);

                           (c) Entities that contribute to annuities on behalf of their customers; and

                           (d) Custodians of custodial accounts and trustees of trusts that have been established for Individual Retirement Accounts under Code
                                   Section 408.

1.11 Current Value:        As of the most recent Valuation Period, the Net
                           Purchase Payment and any additional amount deposited pursuant to 3.11 plus any interest added to the portion allocated to the MG Account; and plus or minus the investment experience of the portion allocated to the Funds since deposit; less all Maintenance Fees deducted, any amounts surrendered and any amounts applied to an Annuity.

1.12 Deposit Period: A calendar week, a calendar month, a calendar quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s), Transfers and Reinvestments are accepted into the MG Account for one or more Guaranteed Terms. Aetna reserves the right to extend the Deposit Period.

1.13 Fixed Annuity:        An Annuity with payments that do not vary in amount.

1.14 Fund(s): The open-end management investment companies (mutual funds) in which the Separate Account invests.

1.15 General Account: The Account holding the assets of Aetna, other than those assets held in Aetna's separate accounts.

1.16 Guaranteed Rates -    Aetna will declare the interest rate(s) applicable to
     MG Account:           a specific Guaranteed Term at the start of the
                           Deposit Period for that Guaranteed Term. The rate(s) are guaranteed by Aetna for that Deposit Period and the ensuing Guaranteed Term. The Guaranteed Rates are annual effective yields. That is, interest is credited daily at a rate that will produce the Guaranteed Rate over the period of a year. No
                           Guaranteed Rate will ever be less than the Minimum
                           Guaranteed Rate shown on Contract Schedule I.

                           For Guaranteed Terms of one year or less, one Guaranteed Rate is credited for the full Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be different Guaranteed Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term.

1.17 Guaranteed Term:      The period of time for which MG Account Guaranteed
                           Rates are guaranteed on Net Purchase Payments,
                           Transfers and Reinvestments made into a current
                           Deposit Period for the MG Account. Such period begins on the day following the close of the Deposit Period and ends on the designated Maturity Date. Guaranteed
                           Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

                           During a Deposit Period, Aetna may make available any number of Guaranteed Terms. The Certificate Holder may allocate Net Purchase Payments and Transfers into any or all of the available Guaranteed Terms.

1.18 Guaranteed Term(s)    All MG Account Guaranteed Term(s) with the same
     Groups:               length of time from the close of the Deposit Period
                           until the designated Maturity Date.

1.19 Maintenance Fee:      The Maintenance Fee (see Contract Schedule I) will be
                           deducted during the Accumulation Period from the Current Value on each anniversary of the date the Account is established and upon surrender of the entire Account.

1.20 Marathon              An accumulation option where Aetna guarantees
     Guaranteed Account    stipulated rate(s) of interest for specified periods
     (MG Account):         of time. All assets of Aetna, including amounts in
                           the Nonunitized Separate Account, are available to meet the guarantees under the MG Account.

1.21 Market Value          An adjustment to the amount withdrawn or transferred
     Adjustment (MVA):     from an MG Account Guaranteed Term prior to the end
                           of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar being withdrawn.


1.22 Matured Term Value:   The amount payable on an MG Account Guaranteed Term's
                           Maturity Date.

1.23 Matured Term          During the calendar month following an MG Account
     Value Transfer:       Maturity Date, the Certificate Holder may notify
                           Aetna's Home Office in writing to Transfer or surrender all or part of the Matured Term Value, plus interest at the new Guaranteed Rate accrued thereon, from the MG Account without an MVA. This provision only applies to the first such written request received from the Certificate Holder during this period for any Matured Term Value.

1.24 Maturity Date:        The last day of an MG Account Guaranteed Term.

1.25 Net Purchase          The Purchase Payment less premium taxes, as
     Payment(s):           applicable.

1.26 Nonunitized           A separate account set up by Aetna under Title 38,
     Separate Account:     Section 38a-433, of the Connecticut General Statutes,
                           that holds assets for MG Account Terms. There are no discrete units for this Account. The Certificate
                           Holder does not participate in the investment gain or loss from the assets held in the Nonunitized Separate
                           Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.


1.27 Purchase              Payment(s) accepted by Aetna at its Home Office.
     Payment(s):           Aetna reserves the right to refuse to accept any
                           Purchase Payment at any time for any reason. No advance notice will be given to the Contract Holder or Certificate Holder.

1.28 Reinvestment:         Aetna will mail a notice to the Certificate Holder at
                           least 18 calendar days before a Guaranteed Term's
                           Maturity Date. This notice will contain the Terms available during the current Deposit Periods with their Guaranteed Rate(s) and projected Matured Term
                           Value. If no specific direction is given by the Certificate Holder prior to the Maturity Date, each Matured Term Value will be reinvested in the current
                           Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit
                           Period for the next shortest Guaranteed Term available. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. Aetna will mail a confirmation statement to the Certificate Holder the next business day after the Maturity Date. This notice will state the Guaranteed
                           Term and Guaranteed Rate(s) which will apply to the reinvested Matured Term Value.

1.29 Separate Account:     A separate account that buys and holds shares of the
                           Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate
                           Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee as to such amounts. This Separate Account generally is not guaranteed and is held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Account, shall not be charged with other Aetna liabilities.

1.30 Surrender Value:      The amount payable by Aetna upon the surrender of any
                           portion of an Account.

1.31 Transfers:            The movement of invested amounts among the available
                           Fund(s) and the MG Account under this Contract during the Accumulation Period.

1.32 Valuation Period      The period of time for which a Fund determines its
     (Period):             net asset value, usually from 4:15 p.m. Eastern time
                           each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

1.33 Variable Annuity: An Annuity with payments that vary with the net investment results of one or more Funds under the Separate Account.

II.  GENERAL PROVISIONS
--------------------------------------------------------------------------------

2.01 Change of Contract: Only an authorized officer of Aetna may change the terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

                           Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. This applies to an initial Purchase Payment to establish a new Account or to subsequent Purchase Payments to existing Accounts under the Contract. No advance notice will be given to the Contract Holder or Certificate Holder.

                           Aetna may make any change that affects the MG Account Market Value Adjustment (3.06) with at least 30 days' advance written notice to the Contract Holder and the Certificate Holder. Any such change shall become effective for any new Term and will apply to all present and future Accounts.

                           Aetna reserves the right to change the terms of the Systematic Withdrawal Option (3.10) for future elections and discontinue the availability of this option after proper notification.

                           Any change that affects any of the following under this Contract will not apply to Accounts in existence before the effective date of the change:

                           (a) Net Purchase Payment (1.25)

                           (b) MG Account Guaranteed Rate (1.16)

                           (c) Net Return Factor(s) -- Separate Account (3.04)

                           (d) Current Value (1.11)

                           (e) Surrender Value (1.30)

                           (f) Fund(s) Annuity Unit Value -- Separate Account
                               (4.05)

                           (g) Annuity options (4.07)

                           (h) Fixed Annuity Interest Rates (4.01)

                           (i) Transfers (1.31).

2.01 Change of Contract    Any change that affects the Annuity options and the
     (Cont'd):             tables for the options may be made:

                           (a) No earlier than 12 months after the effective
                               date of this Contract; and

                           (b) No earlier than 12 months after the effective
                               date of any prior change.

                           Any Account established on or after the effective date of any change will be subject to the change. If the Contract Holder does not agree to any change under this provision, no new Accounts may be established under this Contract. This Contract may also be changed as deemed necessary by Aetna to comply with federal or state law.

2.02 Change of Fund(s): Aetna, or the Separate Account, may:

                           (a) Change the Fund(s) which may be invested in by
                               the Separate Account; and

                           (b) Replace the shares of any Fund(s) held in the
                               Separate Account with shares of any other
                               Fund(s).

                           Changes must be:

                           (a) Approved by a majority vote in the Separate
                               Account with respect to the Fund(s) whose shares are to be replaced; or

                           (b) Deemed necessary by Aetna under the Investment
                               Company Act of 1940; or

                           (c) Deemed necessary by Aetna to accomplish the
                               purpose of the Separate Account.

                           Aetna will notify the Contract Holder and the Certificate Holder of any change.

2.03 Nonparticipating      The Contract Holder, Certificate Holders or
     Contract:             Beneficiaries will not have a right to share in the
                           earnings of Aetna.

2.04 Payments and          While the Certificate Holder is living, Aetna will
     Elections:            pay the Certificate Holder any Annuity payments as
                           and when due. After the Certificate Holder's death, any Annuity payments required to be made will be paid in accordance with 4.03. Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its Home Office. Such payments will be made within 7 calendar days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.15.

2.05 State Laws:           The Contract and the Certificates comply with the
                           laws of the state in which they are delivered. Any surrender, death, or Annuity payments are equal to or greater than the minimum required by such laws.
                           Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine
                           Annuity payments.

2.06 Control of Contact:   This is a Contract between the Contract Holder and
                           Aetna. The Contract Holder has title to the Contract.
                           Contract Holder rights are limited to accepting or rejecting Contract modifications. The Certificate
                           Holder has all other rights to amounts held in his or her Account.

                           Each Certificate Holder shall own all amounts held in his or her Account. Each Certificate Holder may make any choices allowed by this Contract for his or her Account. Choices made under this Contract must be in writing. Until receipt of such choices at Aetna's Home Office, Aetna may rely on any previous choices made.

                           The Contract is not subject to the claims of any creditors of the Contract Holder or the Certificate Holder, except to the extent permitted by law.

                           The Certificate Holder may assign or transfer his or her rights under the Contract to one or more natural persons. Any assignment or transfer made must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

2.07 Designation of        Each Certificate Holder shall name his or her
     Beneficiary:          Beneficiary. The Beneficiary may be changed at any
                           time. Changes to a Beneficiary must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

2.08 Misstatements and     If Aetna finds the age of any Annuitant to be
     Adjustments:          misstated, the correct facts will be used to adjust
                           payments.

2.09 Incontestability:     Aetna cannot cancel this Contract because of any
                           error of fact on the application. Aetna cannot cancel an Account because of any error of fact on the enrollment form.

2.10 Grace Period:         This Contract will remain in effect even if Purchase
                           Payments are not continued except as provided in the Payment of Adjusted Current Value provision (see
                           3.17).

2.11 Individual            Aetna shall issue a certificate to each Certificate
     Certificates:         Holder. The certificate will summarize certain
                           provisions of the Contract. Certificates are for information only and are not a part of the Contract.

III.  PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------

3.01 Net Purchase          This amount is the actual Purchase Payment less any
     Payment:              premium tax. Aetna will generally deduct the premium
                           tax when Annuity benefits are elected (see Part IV).
                           If Aetna determines that under applicable state law, it must pay a premium tax when the Purchase Payment is received or at any other time, it will deduct the tax at that time.

                           The Net Purchase Payment will be credited among:

                           (a) The current Deposit Period(s) for Guaranteed
                               Terms under the MG Account; and

                           (b) The Fund(s) in which the Separate Account
                               invests.

3.01 Net Purchase          For each Net Purchase Payment, the Certificate Holder
     Payment (Cont'd):     shall tell Aetna the allocation percentage to be
                           applied to the current Deposit Period for each of the available Guaranteed Terms in the MG Account and/or each Fund. If allocation instructions are not received along with any subsequent Net Purchase
                           Payment, the allocation will be the same as that indicated on the original enrollment form. If the same Guaranteed Term is no longer available, the Net
                           Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current
                           Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used.

3.02 Certificate           Aetna will maintain an Account for each Certificate
     Holder's Account:     Holder.

                           Aetna will declare from time to time the acceptability and the minimum amount for additional Purchase Payments. Each Account will be subject to the Terms and Conditions of the Contract in effect at the time the first Purchase Payment for such Account is applied to the Contract except for changes made to comply with federal or state law.

3.03 Fund(s) Record        The portion of the Net Purchase Payment(s) applied to
     Units --Separate      each Fund under the Separate Account will determine
     Account:              the number of Fund record units for that Fund. This
                           number is equal to the portion of the Net Purchase
                           Payment(s) applied to each Fund divided by the Fund record unit value (see 3.05) for the Valuation Period in which the Purchase Payment is received in good order at Aetna's Home Office.

3.04 Net Return            The net return factor(s) are used to compute all
     Factor(s) --          Separate Account record units for any Fund.
     Separate Account:     The net return factor(s) for each Fund is equal to
                           1.0000000 plus the net return rate.

3.04 Net Return            The net return rate is equal to:
     Factor(s) --
     Separate Account      (a) The value of the shares of the Fund held by the
     (Cont'd):                 Separate Account at the end of the Valuation
                               Period; minus

                           (b) The value of the shares of the Fund held by the
                               Separate Account at the start of the Valuation Period; plus or minus

                           (c) Taxes (or reserves for taxes) on the Separate
                               Account (if any); divided by

                           (d) The total value of the Fund(s) record units and
                               Fund(s) annuity units of the Separate Account at the start of the Valuation Period; minus

                           (e) A daily Separate Account charge at an annual rate
                               as shown on Contract Schedule I for mortality and expense risks, which may include profit; and a daily administrative charge.

                           A net return rate may be more or less than 0%. The value of a share of the Fund is equal to the not assets of the Fund divided by the number of shares outstanding.

3.05 Fund Record Unit      A Fund record unit value is computed by multiplying
     Value -- Separate     the net return factors for the current Valuation
     Account:              Period by the Fund record unit value for the previous
                           Period. The dollar value of Fund record units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.06 Market Value          There will be an MVA for a withdrawal from the MG
     Adjustment:           Account before the end of a Guaranteed Term when the
                           withdrawal is due to:

                           (a) A Transfer; except as specified in MG Account
                               Matured Term Value Transfer;

                           (b) A full or partial surrender, including a 1O% free
                               withdrawal under 3.14; or

                           (c) An election of Annuity option 2 (see 4.07).

                           Full and partial surrenders and Transfers made within six months after the date of the Annuitant's death will be the greater of:

3.06 Market Value          (a) The aggregate MVA amount which is the sum of all
     Adjustment                market value adjusted amounts calculated due to a
     (Cont'd):                 withdrawal of amounts. This total may be greater
                               or less than the Current Value of those amounts;
                               or

                           (b) The applicable portion of the Current Value in
                               the MG Account.

                           After the six-month period, the surrender or Transfer will be the aggregate MVA amount, which may be greater or less than the Current Value of those amounts.

                           The greater of the aggregate MVA amount or the applicable portion of the Current Value applies to amounts withdrawn from the MG Account on account of an election of Annuity options 3 or 4 (see 4.07).

                           Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

                                    x
                                   ---
                                   365
                           (1 + i)
                           -------
                                    x
                                   ---
                                   365
                           (1 + j)

                           Where:

                                i   is the Deposit Period Yield

                                j   is the Current Yield

                                x is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the Guaranteed Term.

                                The Deposit Period Yield will be determined as follows:

                                (a) At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

                                (b) The Deposit Period Yield is the average of those yields for the Deposit Period. If withdrawal is made before the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

3.06 Market Value          The Current Yield is the average of the yields on the
     Adjustment            last business day of the week preceding withdrawal on
     (Cont'd):             the same U.S. Treasury Notes included in the Deposit
                           Period Yield.

                           In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in the following quarter.

3.07 Transfer of           Before an Annuity option is elected, all or any
     Current Value         portion of the Adjusted Current Value of the
     from the Funds        Certificate Holder's Account may be transferred from
     or MG Account:        any Fund or Guaranteed Term of the MG Account:

                           (a) To any other Fund; or

                           (b) To any Guaranteed Term of the MG Account
                               available in the current Deposit Period.

                           Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                           The Certificate Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on Contract Schedule I. Additional Transfers may be subject to a Transfer fee as shown on Contract
                           Schedule I.

                           Transfers from the MG Account of a Matured Term Value on or within one calendar month of a Term's Maturity Date do not count against the annual Transfer limit.

                           Amounts applied to Guaranteed Terms of the MG Account may not be transferred to the Funds or to another Guaranteed Term during the Deposit Period or for 90 days after the close of the Deposit Period except for Matured Term Value(s) during the calendar month following the Term's Maturity Date.

                           Transfers from Guaranteed Terms of the MG Account are subject to the MVA provisions of 3.06.

3.08 Notice to the         The Certificate Holder will receive quarterly
     Certificate Holder:   statements from Aetna of:

                           (a) The value of any amounts held in:

                               (1) The MG Account; and

                               (2) The Fund(s) under the Separate Account.

                           (b) The number of any Fund(s) record units; and

                           (c) The Fund(s) record unit value.

                           Such number or values will be as of a specific date no more than 60 days before the date of the notice.

3.09 Loans:                Loans are not available under this Contract.

3.10 Systematic            A distribution option under which a portion of the
     Withdrawal Option     Account's Current Value will automatically be
     (SWO):                surrendered and distributed each year. SWO payments
                           will be calculated on the Account's full Current
                           Value. The distributed amount is withdrawn pro rata from each investment option under the Account. A
                           Surrender Fee will not be deducted from any portion of the Adjusted Current Value which is paid as a distribution under SWO.

                           Certificate Holders should consult their tax adviser prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

                           (a) Amount of Distribution: The Certificate Holder
                               may elect one of the three payment methods described below.

                               (1) Specified Payment: Payments of a designated
                                   dollar amount. The annual amount may not be greater than the percentage of the Current Value at time of election as shown on Contract Schedule I. This annual dollar amount will remain constant. At its discretion, Aetna may require a minimum initial payment amount;

                               (2) Specified Period: Payments which are made
                                   over a period of time which must be at least
                                   10 years. The annual amount paid each year is calculated by dividing the Current Value as of December 31 of the prior year by the number of payment years remaining; or

3.10 Systematic                (3) Specified Percentage: Payment of a designated
     Withdrawal Option             percentage which cannot be greater than the
     (SWO) (Cont'd):               percentage of the Current Value at the time
                                   of election as shown on Contract Schedule I.
                                   The percentage may be changed by written request. Aetna reserves the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Current Value as of December
                                   31 of the year prior to the payment by the designated percentage.

                           Payments upon the Certificate Holder's or Annuitant's death will be made to the Beneficiary in the manner described in 3.12.

                           (b) Minimum Initial Current Value: At its discretion,
                               Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire Account balance.

                           (c) Date of Distribution: The Certificate Holder
                               shall specify the initial distribution date. The earliest date for distribution is the date on which the Certificate Holder attains age 59 1/2. As elected by the Certificate Holder, SWO payments will be made on a monthly, quarterly, semi-annual or annual basis. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each calendar year. Subsequent distributions will be made on the 15th of any month or such other date Aetna may designate or allow.

                           (d) Election and Revocation: SWO may be elected by
                               submitting a completed and signed election form to Aetna's Home Office. Once elected, this option may be revoked by the Certificate Holder or spousal Beneficiary, if elected after the Certificate Holder's death, by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once by the Certificate Holder or by the spousal Beneficiary.

3.11 Death Benefit         If the Certificate Holder or Annuitant dies before
     Amount:               Annuity payments start, the Beneficiary is entitled
                           to a death benefit under the Account. The claim date is the date when proof of death and the Beneficiary's claim are received in good order at Aetna's Home
                           Office. The amount of the death benefit is determined as follows:

                           (a) Death of Annuitant less than 75 years of age: The
                               guaranteed death benefit is the greatest of:

                               (1) The gross sum of all Purchase Payment(s) made
                                   to the Account (as of the date of death) minus the sum of all amounts surrendered, applied to an Annuity, or deducted from the Account;

                               (2) The step up value as of the date of death
                                   plus all Net Purchase Payments made to the Account, minus the total of all partial surrenders, amounts applied to an Annuity and deductions made from the Account since determination of the step up value. The step up value is the Current Value on the most recent seventh year anniversary of the date the first Net Purchase Payment is applied to the Account;

                               (3) The Account's Current Value as of the date of
                                   death.

                               The excess, if any, of the guaranteed death benefit value over the Account's Current Value is determined as of the date of death. Any excess amount will be deposited to the Account and allocated to Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date plus any excess amount deposited becomes the Account's Current Value.

                           (b) Death of Annuitant age 75 or greater: The death
                               benefit amount is the Account Current Value on the claim date.

                           (c) Death of the Certificate Holder if the
                               Certificate Holder is not the Annuitant: The death benefit amount is the Account's Adjusted Current Value on the claim date. A Surrender Fee may apply to any full or partial surrender (see
                               3.14 and Contract Schedule I).

3.12 Death Benefit         Prior to any election, or until amounts must be
     Options available     otherwise distributed under this section, the Current
     to Beneficiary:       Value of the Account will be retained in the Account.
                           The Beneficiary has the right under the Account to allocate or reallocate any amount to any of the available investment options (subject to an MVA, as applicable). The following options are available to the Beneficiary:

                           (a) When the Certificate Holder is the Annuitant: If
                               the Certificate Holder/Annuitant dies, and:

                               (1) If the Beneficiary is the Certificate
                                   Holder's surviving spouse, the Beneficiary will be the successor Certificate Holder of the Account on Aetna's records. Such successor Certificate Holder may exercise all Certificate Holder rights under the Contract and continue in the Accumulation Period, or may elect (i), (ii), or (iii) below. Under the Code, distributions from the Account are not required until the successor Certificate Holder's death. The Beneficiary may elect to:

                                   (i)   Apply some or all of the Adjusted
                                         Current Value of the Account to Annuity
                                         option 2, 3 or 4 (see 4.07);

                                   (ii)  Apply some or all of the Adjusted
                                         Current Value of the Account to Annuity
                                         option 1 (see 4.07); or

                                   (iii) Receive, at any time, a lump sum
                                         payment equal to the Adjusted Current
                                         Value of the Account.

                               (2) If the Beneficiary is other than the
                                   Certificate Holder's surviving spouse, then options (i), (ii), or (iii) under (1) above apply. Any portion of the Adjusted Current Value of the Account not applied to Annuity option 2, 3 or 4 within one year of the Certificate Holder's death, must be distributed within five years of the date of death.

                               (3) If no Beneficiary exists, a lump sum payment
                                   equal to the Adjusted Current Value will be made to the Certificate Holder's estate.

3.12 Death Benefit         (b) When the Certificate Holder is not the Annuitant
     Options available to      and the Certificate Holder dies, and:
     Beneficiary (Cont'd):     (1) If the Beneficiary is the Certificate
                                   Holder's surviving spouse, the Beneficiary will be the successor Certificate Holder of the Account on Aetna's records. Such successor Certificate Holder may exercise all Certificate Holder rights under the Contract and continue in the Accumulation Period, or may elect (i), (ii), or (iii) below. Under the Code, distributions from the Account are not required until the successor Certificate Holder's death. The Beneficiary may elect to:

                                   (i)   Apply some or all of the Adjusted
                                         Current Value of the Account to Annuity
                                         option 2, 3 or 4 (see 4.07);

                                   (ii)  Apply some or all of the Surrender
                                         Value of the Account to Annuity option
                                         1 (see 4.07); or

                                   (iii) Receive, at any time, a lump sum
                                         payment equal to the Surrender Value of
                                         the Account.

                               (2) If the Beneficiary is other than the
                                   Certificate Holder's surviving spouse, then options (i), (ii), or (iii) under (1) above apply. Any portion of the Adjusted Current Value of the Account not applied to Annuity option 2, 3 or 4 within one year of the Certificate Holder's death will be subject to a Surrender Fee, if applicable, and must be distributed within five years of the date of death.

                               (3) If no Beneficiary exists, a lump sum payment
                                   equal to the Surrender Value will be made to the Certificate Holder's estate.

                           (c) When the Certificate Holder is not the Annuitant
                               and the Annuitant dies: The Beneficiary must elect Annuity option 2, 3 or 4 within 60 days of the date of death or the gain, if any, will be includable in the Beneficiary's income in the tax year in which the Annuitant dies.

3.13 Liquidation of        All or any portion of the Account's Adjusted
     Surrender Value:      Current Value may be surrendered at any time.
                           Surrender requests can be submitted as a percentage of the Account value or as a specific dollar amount.
                           Net Purchase Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed Term(s) Groups of the MG Account in which the Current Value is invested. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                           After deduction of the Maintenance Fee, if applicable, the surrendered amount shall be reduced by a Surrender Fee, if applicable.

3.14 Surrender Fee:        The Surrender Fee only applies to the Net Purchase
                           Payment(s) portion surrendered and varies according to the elapsed time since deposit (see Contract
                           Schedule I). Net Purchase Payment amounts are withdrawn in the same order they were applied.

                           No Surrender Fee is deducted from any portion of the Current Value which is paid:

                           (a) To a Beneficiary due to the Annuitant's death
                               before Annuity payments start, up to a maximum of the aggregate Net Purchase Payment(s) minus the total of all partial surrenders, amounts applied to an Annuity and deductions made prior to the Annuitant's date of death;

                           (b) As a premium for an Annuity option 2, 3 or 4
                               under this Contract (see 4.07);

                           (c) As a distribution under the SWO provision (see
                               3.10);

                           (d) At least 12 months after the date of the first
                               Purchase Payment to the Account, in an amount equal to or less than 10% of the Current Value. This applies to the first surrender request, partial or full, in a calendar year. The Current Value is calculated as of the date the surrender request is received in good order at Aetna's Home Office. This waiver is not available to the Certificate Holder while SWO is in effect;

3.14 Surrender Fee         (e) For a full surrender of the Account where the
     (Cont'd):                 Current Value of the Account is $2,500 or less
                               and no surrenders have been taken from the Account within the prior 12 months;

                           (f) By Aetna under 3.17; or

                           (g) If the Annuitant has spent at least 45
                               consecutive days in a licensed nursing care facility and each of the following conditions are met:

                               (1) more than one calendar year has elapsed since
                                   the date the certificate was issued; and

                               (2) the surrender is requested within 3 years of
                                   admission to a licensed nursing care
                                   facility.

                               This waiver does not apply if the Annuitant was in a nursing care facility at the time the certificate was issued.

3.15 Payment of            Under certain emergency conditions, Aetna may defer
     Surrender Value:      payment:

                           (a) For a period of up to 6 months (unless not
                               allowed by state law); or

                           (b) As provided by federal law.

3.16 Reinstatement:        All or a portion of the proceeds of a full surrender
                           of an Account may be reinvested within 30 days after the surrender. Any Maintenance Fee and Surrender Fee charged at the time of surrender on the amount being reinvested will be included in the reinstatement. Any
                           Market Value Adjustment(s) deducted from surrenders will not be included in the reinstatement.

3.16 Reinstatement         Amounts will be reinstated among the MG Account and
     (Cont'd):             the Funds in the Separate Account in the same
                           proportion as they were at the time of surrender. Any amounts reinstated to the MG Account will be credited to the Guaranteed Terms available during the current
                           Deposit Period in the same proportion as they were at the time of surrender. In the event that a Guaranteed
                           Term of the same duration is unavailable, amounts will be reinvested in the next shortest Guaranteed
                           Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer
                           Guaranteed Term will be used. The number of Fund(s)
                           Record Units reinstated will be based on the Record
                           Unit Value(s) next computed after receipt at Aetna's
                           Home Office of the reinstatement request and the amount to be reinstated.

                           Any Maintenance Fee which falls due after the surrender and before the reinstatement will be deducted from the amount reinstated.

                           Any Account(s) surrendered because the Current Value was less than $2,500 immediately following any partial surrender may not be reinstated (see 3.17).

                           Reinstatement of an Account is permitted only once.

3.17 Payment of Adjusted   Upon 90 days' written notice to the Certificate
     Current Value:        Holder, Aetna will terminate any Account if the
                           Current Value becomes less than $2,500 immediately following any partial surrender. Aetna does not intend to exercise this right in cases where an Account Current Value is reduced to $2,500 or less solely due to investment performance. A Surrender Fee will not be deducted from the Adjusted Current Value.
                           This terminated Adjusted Current Value of an Account may not be reinstated.

IV.  ANNUITY PROVISIONS
--------------------------------------------------------------------------------

4.01 Choices to be Made:   The Certificate Holder may tell Aetna to apply any
                           portion of the Adjusted Current Value (minus any premium tax) for an Annuity under option 2, 3, or 4
                           (see 4.07). The first Annuity payment may not be earlier than one calendar year after the initial
                           Purchase Payment nor later than the later of:

4.01 Choices to            (a) The first day of the month following the
     be Made (Cont'd):         Annuitant's 85th birthday; or

                           (b) The tenth anniversary of the last Purchase
                               Payment. In lieu of the election of an Annuity, the Certificate Holder may tell Aetna to make a lump sum payment.

                           When an Annuity Option is chosen, Aetna must also be told if payments are to be made other than monthly and whether to pay:

                           (a) A Fixed Annuity using the General Account;

                           (b) A Variable Annuity using any of the Fund(s)
                               available under this Contract for Annuity purposes; or

                           (c) A combination of (a) and (b).

                           If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects the Minimum Guaranteed Interest Rate (see Contract Schedule II), but may reflect higher interest rates. If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual return rate elected. (see Contract Schedule II).

4.02 Terms of              (a) When payments start, the age of the Annuitant
     Annuity Options:          plus the number of years for which payments are
                               guaranteed must not exceed 95.

                           (b) An Annuity option may not be elected if the first
                               payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law). Aetna reserves the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

                           (c) If a Fixed Annuity under option 2, 3 or 4 is
                               chosen and a larger payment would result from applying the Surrender Value to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

4.02 Terms of Annuity      (d) For purposes of calculating the guaranteed first
     Options (Cont'd):         payment of a Variable Annuity or the payments for
                               a Fixed Annuity, the Annuitant's and second
                               Annuitant's adjusted age will be used. The
                               Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1993 through December 31, 1999. The Annuitant's and second
                               Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second
                               Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                           The Annuity purchase rates for options 3 and 4 are based on mortality from 1983 Table a.

                           (e) Assumed Annual Net Return Rate is the interest
                               rate used to determine the amount of the first Annuity payment under a Variable Annuity as shown on Contract Schedule II. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) and administrative charges if future Variable Annuity Payments are to remain level, (see Annuity return factor under Variable Annuity Assumed Annual Net Return Rate on Contract Schedule II).

                           (f) Once elected, Annuity payments cannot be commuted
                               to a lump sum except for Variable Annuity payments under option 2 (see 4.07). The life expectancy of the Annuitant or the Annuitant and second Annuitant shall be irrevocable upon the election of an Annuity option.

4.03 Death of              (a) Certificate Holder is Annuitant: When the
     Annuitant/                Certificate Holder is the Annuitant and the
     Beneficiary:              Annuitant dies under option 2 or 3, or both the
                               Annuitant and the second Annuitant die under option 4(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 4 has been elected and the Certificate Holder dies, the remaining payments will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee.

                           (b) Certificate Holder is Not Annuitant: When the
                               Certificate Holder is not the Annuitant and the Certificate Holder dies, the remaining payments under options 2, 3 or 4 will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee.

                               If the Annuitant dies under option 2 or 3, of if both the Annuitant and the second Annuitant die under option 4(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon the election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 4 has been elected, and the Annuitant dies, the remaining payments will continue to the Certificate Holder.

                           (c) No Beneficiary Named/Surviving: If there is no
                               Beneficiary under option 2, 3, or 4, the present value of any remaining payments will be paid in one sum to the Certificate Holder, or if the Certificate Holder is not living, then to the Certificate Holder's estate.

                           (d) If the Beneficiary designated under option 1
                               dies, the amount held plus accrued interest will be paid in one sum to a successor Beneficiary, if any, named by the designated Beneficiary. If there is no successor Beneficiary, the lump sum will be paid to the designated Beneficiary's estate.

4.03 Death of              (e) If the Beneficiary or the successor payee dies
     Annuitant/                while receiving Annuity payments, the present
     Beneficiary               value of any remaining guaranteed payments will
     (Cont'd):                 be paid in one sum to the successor
                               Beneficiary/payee, or upon election by the successor Beneficiary/payee, any remaining payments will continue to the successor
                               Beneficiary/payee. If no successor
                               Beneficiary/payee has been designated, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's/payee's estate.

                           (f) The present value will be determined as of the
                               Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's Home Office. The interest rate used to determine the first payment will be used to calculate the present value.

4.04 Fund(s) Annuity       The number of each Fund's Annuity Units is based on
     Units - Separate      the amount of the first Variable Annuity payment
     Account:              which is equal to:

                           (a) The portion of the Current Value applied to pay a
                               Variable Annuity (minus any premium tax); divided by

                           (b) 1,000; multiplied by

                           (c) The payment rate for the option chosen.

                           Such amount, or portion, of the variable payment will be divided by the appropriate Fund Annuity unit value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of units. The Fund Annuity unit value on the tenth Valuation Period prior to the due date of the payment is used.

4.05 Fund(s) Annuity       For any Valuation Period, a Fund Annuity unit value
      Unit Value --        is equal to:
     Separate Account:
                           (a) The value for the previous Period; multiplied by

                           (b) The Annuity net return factor(s) (see 4.06 below)
                               for the Period; multiplied by

                           (c) A factor to reflect the assumed annual net return
                               rate (see Contract Schedule II).

4.05 Fund(s) Annuity Unit  The dollar value of a Fund Annuity unit values and
     Value -- Separate     Annuity payments may go up or down due to investment
     Account (Cont'd):     gain or loss.

4.06 Annuity Net Return    The Annuity net return factor(s) are used to compute
     Factor(s) --          all Separate Account Annuity Payments for any Fund.
     Separate Account:
                           The Annuity net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

                           The net return rate is equal to:

                           (a) The value of the shares of the Fund held by the
                               Separate Account at the end of a Valuation
                               Period; minus

                           (b) The value of the shares of the Fund held by the
                               Separate Account at the start of the Valuation Period; plus or minus

                           (c) Taxes (or reserves for taxes) on the Separate
                               Account (if any); divided by

                           (d) The total value of the Fund(s) record units and
                               Fund(s) Annuity units of the Separate Account at the start of the Valuation Period; minus

                           (e) A daily charge for Annuity mortality and expense
                               risks, which may include profit, and a daily administrative charge ( at the annual rate as shown on Contract Schedule II).

                           A net return rate may be more or less than 0%.

                           The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

                           Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.07 Annuity Options:      Option 1 -- Payment of interest on Sum Left with
                           Aetna -- This option may be used only by the Beneficiary when the Certificate Holder dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this option and will be held in the General Account of Aetna at interest (see 4.01). The Beneficiary may later tell Aetna to:

                           (a) Pay a portion or all of the sum held by Aetna; or

                           (b) Apply a portion or all of the sum held by Aetna
                               to any Annuity option below.

                           If a nonspouse Beneficiary elects that some or all of the Current Value is to be held under this option, the Beneficiary must tell Aetna to pay the full sum held under this option within 5 years of the date of death.

                           Option 2 -- Payments for a Stated Period of Time -- An Annuity will be paid for the number of years chosen. The number of years must be at least 5 and not more than 30.

                           If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender and any applicable Surrender Fee will be applied (see 3.14).

                           If a nonspouse Beneficiary elects this option at the death of the Certificate Holder, the period selected may not extend beyond the Beneficiary's life expectancy.

                           Option 3 -- Life Income -- An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

                           Option 4 -- Life Income Based upon the Lives of Two Annuitants -- An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice must be made of:

                           (a) 100% of the payment to continue after the first
                               death;

                           (b) 66-2/3% of the payment to continue after the
                               first death;

                           (c) 50% of the payment to continue after the first
                               death;

                           (d) Payments for a minimum of 120 months with 100% of
                               the payment to continue after the first death; or

4.07 Annuity Options       (e) 100% of the payment to continue at the death of
     (Cont'd):                 the second Annuitant and 50% of the payment to
                               continue at the death of the Annuitant.

                           Other Options -- Aetna may make other options available as allowed by the laws of the state in which this Contract and the Certificate is delivered.

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


-----------------------------------------------------------------------------
           Guaranteed     Monthly     Quarterly     Semi-Annual       Annual
 Years        Rate        Payment       Payment       Payment        Payment
-----------------------------------------------------------------------------

   3         3.00%         $28.99       $86.76        $172.88       $343.23
   4         3.00%          22.06        66.02         131.56        261.19
   5         3.00%          17.91        53.59         106.78        211.99
   6         3.00%          15.14        45.30          90.27        179.22
   7         3.00%          13.16        39.39          78.49        155.83
   8         3.00%          11.68        34.96          69.66        138.31
   9         3.00%          10.53        31.52          62.81        124.69
  10         3.00%           9.61        28.77          57.33        113.82
  11         3.00%           8.86        26.52          52.85        104.93
  12         3.00%           8.24        24.65          49.13         97.54
  13         3.00%           7.71        23.08          45.98         91.29
  14         3.00%           7.26        21.73          43.29         85.95
  15         3.00%           6.87        20.56          40.96         81.33
  16         3.00%           6.53        19.54          38.93         77.29
  17         3.00%           6.23        18.64          37.14         73.74
  18         3.00%           5.96        17.84          35.56         70.59
  19         3.00%           5.73        17.13          34.14         67.78
  20         3.00%           5.51        16.50          32.87         65.26
  21         3.00%           5.32        15.92          31.72         62.98
  22         3.00%           5.15        15.40          30.68         60.92
  23         3.00%           4.99        14.92          29.74         59.04
  24         3.00%           4.84        14.49          28.88         57.33
  25         3.00%           4.71        14.09          28.08         55.76
  26         3.00%           4.59        13.73          27.36         54.31
  27         3.00%           4.47        13.39          26.68         52.97
  28         3.00%           4.37        13.08          26.06         51.74
  29         3.00%           4.27        12.79          25.49         50.60
  30         3.00%           4.18        12.52          24.95         49.53
-----------------------------------------------------------------------------

                                    OPTION 3

                                   LIFE INCOME

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge For Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Months

-----------------------------------------------------------------------------
 Adjusted
  Age of         None          60          120         180         240
 Annuitant
-----------------------------------------------------------------------------

    50          $ 4.05       $ 4.05      $ 4.03      $ 3.99      $ 3.93
    51            4.12         4.11        4.09        4.05        3.99
    52            4.19         4.19        4.16        4.11        4.04
    53            4.27         4.26        4.23        4.18        4.10
    54            4.35         4.34        4.31        4.25        4.16

    55            4.44         4.42        4.39        4.32        4.22
    56            4.53         4.51        4.47        4.40        4.29
    57            4.62         4.61        4.56        4.48        4.35
    58            4.72         4.71        4.65        4.56        4.42
    59            4.83         4.81        4.75        4.64        4.49

    60            4.95         4.93        4.86        4.73        4.55
    61            5.07         5.05        4.97        4.83        4.62
    62            5.20         5.17        5.08        4.92        4.69
    63            5.34         5.31        5.20        5.02        4.76
    64            5.49         5.45        5.33        5.12        4.83

    65            5.65         5.61        5.47        5.22        4.89
    66            5.82         5.77        5.61        5.33        4.96
    67            6.01         5.94        5.75        5.44        5.02
    68            6.20         6.13        5.91        5.54        5.08
    69            6.41         6.33        6.07        5.65        5.14

    70            6.64         6.54        6.23        5.76        5.19
    71            6.88         6.76        6.41        5.86        5.24
    72            7.14         7.00        6.59        5.97        5.28
    73            7.43         7.26        6.77        6.06        5.32
    74            7.73         7.53        6.96        6.16        5.35

    75            8.06         7.82        7.14        6.25        5.38
-----------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


-------------------------------------------------------------------------------
   Adjusted Ages
---------------------
             Second
Annuitant   Annuitant   Option 4a  Option 4b  Option 4c   Option 4d   Option 4e
-------------------------------------------------------------------------------

   55          50       $  3.69   $  4.05    $  4.27      $  3.69     $  4.03
   55          55          3.88      4.25       4.47         3.87        4.14
   55          60          3.99      4.44       4.71         3.98        4.42

   60          55          3.99      4.44       4.71         3.98        4.42
   60          60          4.24      4.71       4.99         4.23        4.57
   60          65          4.38      4.97       5.32         4.38        4.93

   65          60          4.38      4.97       5.32         4.38        4.93
   65          65          4.72      5.33       5.70         4.71        5.14
   65          70          4.93      5.68       6.15         4.91        5.66

   70          65          4.93      5.68       6.15         4.91        5.66
   70          70          5.40      6.21       6.70         5.36        5.96
   70          75          5.69      6.68       7.32         5.62        6.67

   75          70          5.69      6.68       7.32         5.62        6.67
   75          75          6.37      7.45       8.15         6.23        7.12
   75          80          6.78      8.11       8.99         6.54        8.13
-------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

-----------------------------------------------------------------------------
           Guaranteed     Monthly     Quarterly      Semi-Annual     Annual
 Years        Rate        Payment       Payment         Payment     Payment
-----------------------------------------------------------------------------

   3         3.50%      $  29.19     $  87.33      $  173.91        $  344.86
   4         3.50%         22.27        66.61         132.65           263.04
   5         3.50%         18.12        54.19         107.92           213.99
   6         3.50%         15.35        45.92          91.44           181.32
   7         3.50%         13.38        40.01          79.69           158.01
   8         3.50%         11.90        35.59          70.88           140.56
   9         3.50%         10.75        32.16          64.05           127.00
   10        3.50%          9.83        29.42          58.59           116.18
   11        3.50%          9.09        27.18          54.13           107.34
   12        3.50%          8.46        25.32          50.42            99.98
   13        3.50%          7.94        23.75          47.29            93.78
   14        3.50%          7.49        22.40          44.62            88.47
   15        3.50%          7.10        21.24          42.31            83.89
   16        3.50%          6.76        20.23          40.29            79.89
   17        3.50%          6.47        19.34          38.51            76.37
   18        3.50%          6.20        18.55          36.94            73.25
   19        3.50%          5.97        17.85          35.54            70.47
   20        3.50%          5.75        17.22          34.28            67.98
   21        3.50%          5.56        16.65          33.15            65.74
   22        3.50%          5.39        16.13          32.13            63.70
   23        3.50%          5.24        15.66          31.19            61.85
   24        3.50%          5.09        15.24          30.34            60.17
   25        3.50%          4.96        14.85          29.56            58.62
   26        3.50%          4.84        14.49          28.85            57.20
   27        3.50%          4.73        14.15          28.19            55.90
   28        3.50%          4.63        13.85          27.58            54.69
   29        3.50%          4.53        13.57          27.02            53.57
   30        3.50%          4.45        13.30          26.49            52.53
-----------------------------------------------------------------------------

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

-----------------------------------------------------------------------------
          Guaranteed    Monthly     Quarterly    Semi-Annual      Annual
 Years       Rate       Payment      Payment       Payment        Payment
-----------------------------------------------------------------------------

   3        5.00%      $  29.80   $  89.04       $  176.99      $  349.72
   4        5.00%         22.89      68.38          135.93         268.58
   5        5.00%         18.74      56.00          111.33         219.98
   6        5.00%         15.99      47.77           94.96         187.64
   7        5.00%         14.02      41.90           83.30         164.59
   8        5.00%         12.56      37.52           74.58         147.35
   9        5.00%         11.42      34.11           67.81         133.99
   10       5.00%         10.51      31.40           62.42         123.34
   11       5.00%          9.77      29.19           58.03         114.66
   12       5.00%          9.16      27.36           54.38         107.45
   13       5.00%          8.64      25.81           51.31         101.39
   14       5.00%          8.20      24.50           48.69          96.21
   15       5.00%          7.82      23.36           46.44          91.75
   16       5.00%          7.49      22.37           44.47          87.88
   17       5.00%          7.20      21.51           42.75          84.48
   18       5.00%          6.94      20.74           41.23          81.47
   19       5.00%          6.71      20.06           39.88          78.80
   20       5.00%          6.51      19.46           38.68          76.42
   21       5.00%          6.33      18.91           37.59          74.28
   22       5.00%          6.17      18.42           36.62          72.35
   23       5.00%          6.02      17.98           35.73          70.61
   24       5.00%          5.88      17.57           34.93          69.02
   25       5.00%          5.76      17.20           34.20          67.57
   26       5.00%          5.65      16.87           33.53          66.25
   27       5.00%          5.54      16.56           32.92          65.04
   28       5.00%          5.45      16.28           32.35          63.93
   29       5.00%          5.36      16.01           31.83          62.90
   30       5.00%          5.28      15.77           31.35          61.95
-----------------------------------------------------------------------------

                                    OPTION 3

                                   LIFE INCOME

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Months

-----------------------------------------------------------------------------
    Adjusted
Age of Annuitant        None        60         120         180        240
-----------------------------------------------------------------------------

       50             $ 4.34      $ 4.34     $ 4.31      $ 4.27      $ 4.22
       51               4.41        4.40       4.38        4.33        4.27
       52               4.48        4.47       4.45        4.40        4.32
       53               4.56        4.55       4.52        4.46        4.38
       54               4.64        4.63       4.59        4.53        4.44

       55               4.72        4.71       4.67        4.60        4.50
       56               4.81        4.80       4.75        4.67        4.56
       57               4.91        4.89       4.84        4.75        4.62
       58               5.01        4.99       4.93        4.83        4.69
       59               5.12        5.10       5.03        4.92        4.75

       60               5.23        5.21       5.13        5.00        4.82
       61               5.36        5.33       5.24        5.09        4.88
       62               5.49        5.45       5.35        5.19        4.95
       63               5.63        5.59       5.47        5.28        5.02
       64               5.78        5.73       5.60        5.38        5.08

       65               5.94        5.89       5.73        5.48        5.15
       66               6.11        6.05       5.87        5.58        5.21
       67               6.29        6.22       6.02        5.69        5.27
       68               6.49        6.41       6.17        5.79        5.33
       69               6.70        6.60       6.33        5.90        5.38

       70               6.92        6.81       6.49        6.00        5.43
       71               7.17        7.04       6.66        6.10        5.48
       72               7.43        7.27       6.84        6.20        5.52
       73               7.71        7.53       7.02        6.30        5.55
       74               8.02        7.80       7.20        6.39        5.59

       75               8.35        8.08       7.38        6.48        5.62
-----------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Months

-----------------------------------------------------------------------------
    Adjusted
Age of Annuitant      None        60         120        180          240
-----------------------------------------------------------------------------

       50           $ 5.26      $ 5.25     $ 5.22     $ 5.17       $ 5.11
       51             5.33        5.32       5.28       5.23         5.15
       52             5.40        5.38       5.34       5.29         5.20
       53             5.47        5.45       5.41       5.35         5.26
       54             5.54        5.53       5.48       5.41         5.31

       55             5.63        5.61       5.56       5.47         5.36
       56             5.71        5.69       5.63       5.54         5.42
       57             5.80        5.78       5.72       5.61         5.47
       58             5.90        5.88       5.81       5.69         5.53
       59             6.01        5.98       5.90       5.77         5.59

       60             6.12        6.09       6.00       5.85         5.65
       61             6.24        6.21       6.10       6.93         5.71
       62             6.37        6.33       6.21       6.02         5.77
       63             6.51        6.46       6.33       6.11         5.83
       64             6.66        6.60       6.45       6.20         5.89

       65             6.82        6.75       6.57       6.30         5.95
       66             6.99        6.91       6.71       6.39         6.01
       67             7.17        7.08       6.85       6.49         6.06
       68             7.36        7.27       6.99       6.59         6.12
       69             7.57        7.46       7.15       6.69         6.17

       70             7.80        7.67       7.30       6.78         6.21
       71             8.05        7.89       7.47       6.88         6.25
       72             8.31        8.13       7.64       6.97         6.29
       73             8.59        8.38       7.81       7.06         6.33
       74             8.90        8.64       7.99       7.15         6.36

       75             9.23        8.93       8.16       7.23         6.38
-----------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------------
     Adjusted Ages
-----------------------
               Second
Annuitant    Annuitant   Option 4a  Option 4b  Option 4c  Option 4d  Option 4e
-----------------------------------------------------------------------------

   55            50       $  3.97   $  4.35    $  4.56     $  3.97    $  4.31
   55            55          4.16      4.54       4.76        4.15       4.42
   55            60          4.27      4.73       5.00        4.26       4.48

   60            55          4.27      4.73       5.00        4.26       4.70
   60            60          4.51      4.99       5.27        4.50       4.84
   60            65          4.66      5.25       5.61        4.65       4.93

   65            60          4.66      5.25       5.61        4.65       5.22
   65            65          4.99      5.61       5.99        4.98       5.42
   65            70          5.19      5.97       6.44        5.17       5.54

   70            65          5.19      5.97       6.44        5.17       5.93
   70            70          5.67      6.49       6.99        5.62       6.23
   70            75          5.95      6.96       7.61        5.87       6.40

   75            70          5.95      6.96       7.61        5.87       6.95
   75            75          6.64      7.73       8.43        6.48       7.40
   75            80          7.04      8.39       9.29        6.79       7.64
-----------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

-----------------------------------------------------------------------------
         Adjusted Ages
--------------------------------
            Second
Annuitant  Annuitant   Option 4a   Option 4b   Option 4c   Option 4d   Option 4e
---------  ---------   ---------   ---------   ---------   ---------   ---------

   55          50       $  4.88    $  5.26     $  5.48      $  4.88     $  5.23
   55          55          5.04       5.44        5.66         5.04        5.32
   55          60          5.15       5.63        5.91         5.14        5.38

   60          55          5.15       5.63        5.91         5.14        5.59
   60          60          5.37       5.87        6.16         5.37        5.72
   60          65          5.52       6.14        6.51         5.51        5.80

   65          60          5.52       6.14        6.51         5.51        6.10
   65          65          5.83       6.49        6.87         5.82        6.29
   65          70          6.04       6.84        7.34         6.00        6.41

   70          65          6.04       6.84        7.34         6.00        6.81
   70          70          6.49       7.35        7.87         6.44        7.08
   70          75          6.77       7.84        8.51         6.68        7.25

   75          70          6.77       7.84        8.51         6.68        7.81
   75          75          7.45       8.60        9.33         7.27        8.25
   75          80          7.86       9.28       10.20         7.57        8.49
-----------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


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


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                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 Farmington Ave.
                           Hartford, Connecticut 06156
                                 (800) 525-4225




             Group Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

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         ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON
         INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.




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